Exhibit 10.1

AMENDMENT NO. 4
TO
CREDIT AGREEMENT

AMENDMENT NO. 4 TO CREDIT AGREEMENT, dated as of December 16, 2011 (this “Agreement”), among PILGRIM'S PRIDE CORPORATION, a Delaware corporation (the “Company”), TO-RICOS, LTD., a Bermuda company, TO-RICOS DISTRIBUTION, LTD., a Bermuda company (collectively, the “Borrowers”), the various Subsidiaries (such capitalized term and all other capitalized terms not defined herein shall have the meanings provided for in Article I) of the Company parties hereto, the various financial institutions parties hereto (collectively, the “Lenders”), and COBANK, ACB, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.
W I T N E S S E T H:
WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to the Credit Agreement, dated as of December 28, 2009, as amended (the “Existing Credit Agreement”), and the other Loan Documents;
WHEREAS, the Borrowers have requested that, as of the Effective Date, the Existing Credit Agreement be amended as herein provided; and
WHEREAS, the Lenders are willing, subject to the terms and conditions hereinafter set forth, to make such amendments;
NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
SECTION 1.1    Certain Definitions. The following terms (whether or not underscored) when used in this Agreement shall have the following meanings:
“Administrative Agent” is defined in the preamble.
“Agreement” is defined in the preamble.
“Amended Credit Agreement” means the Existing Credit Agreement as amended by this Agreement as of the Effective Date.
“Borrowers” is defined in the preamble.
“Company” is defined in the preamble.
“Effective Date” is defined in Section 5.1.
“Existing Credit Agreement” is defined in the first recital.
“Lenders” is defined in the preamble.

SECTION 1.2    Other Definitions. Unless otherwise defined or the context otherwise requires, terms used herein (including in the preamble and recitals hereto) have the meanings provided for in the Existing Credit Agreement.

ARTICLE II
AMENDMENTS
Effective on (and subject to the occurrence of) the Effective Date, the Existing Credit Agreement is amended as follows:
SECTION 2.1     Amendments to Section 1.01. (a) The following new defined terms are added in the appropriate alphabetical order to Section 1.01 of the Existing Credit Agreement:
(i)“Amendment No. 4 Effective Date” means the “Effective Date” as defined in Amendment No. 4 to Credit Agreement.
(ii)“Amendment No. 4 to Credit Agreement” means Amendment No. 4 to Credit Agreement, dated as of December 16, 2011, among the parties thereto.
(iii)“Plan Sponsor Supplemental Funding Time” means any time on or prior to 5:00 p.m. (New York time) on March 24, 2012, provided that such time may be extended with the consent of both the Administrative Agent and Rabobank to a time not later than 5:00 p.m. (New York time) on April 24, 2012 if each of them determines, in its sole discretion, that such additional time is required as a result of administrative delays at the relevant Governmental Authorities in authorizing the issuance of its Equity Interests as contemplated by Section 5.14(a) (and not as a result, in any significant manner, from actions taken or not taken by the Company in connection with the issuance of such Equity Interests).
(b)    The defined term “Consolidated Tangible Net Worth” is amended and restated as follows:
“'Consolidated Tangible Net Worth' means, as of any date of determination, Shareholders' Equity plus the outstanding principal amount of any Plan Sponsor Subordinated Indebtedness on such date, minus Intangible Assets on such date.”
SECTION 2.2    Amendments to Section 6.01(x). Section 6.01(x) of the Existing Credit Agreement is amended by changing the term “Leverage Ratio” contained therein to 'Senior Leverage Ratio”.
SECTION 2.3    Amendments to Section 6.13(c). Section 6.13(c) of the Existing Credit Agreement is amended and restated in the entirety as follows:
“(c)    Minimum Consolidated Tangible Net Worth. The Borrowers will not permit Consolidated Tangible Net Worth, as of the last day of any Fiscal Quarter (other than (i) the Fiscal Quarter ending December 25, 2011 and (ii) if the Plan Sponsor Supplemental Funding Time is extended to a time after 5:00 p.m. (New York time) on March 24, 2012, the Fiscal Quarter ending March 25, 2012), to be less than the sum of (i) $550,000,000 plus (ii) 50% of the cumulative Net Income (excluding any losses) of the Company and the Subsidiaries from the Effective Date through such date of calculation.”
SECTION 2.4    Amendments to Section 11.08(a). Section 11.08(a) of the Existing Credit Agreement is amended and restated in the entirety as follows:
“(a) EBITDA (other than that part thereof which is comprised of the Plan Sponsor Subordinated Indebtedness) and cash Taxes that are used in the calculation of the Fixed Charge Coverage Ratio and cash Interest Expense that is used in the calculation of Fixed Charges for the Fiscal Quarter ending December 30, 2012 shall be calculated based upon the tier level set forth below that is selected by the Company.

Tier Level	Number of Fiscal Quarters of EBITDA, Taxes and Interest Expense Ending on December 30, 2012	Multiplier
	1	8.00
	2	4.00
	3	2.67
	4	2.00
	5	1.60
	6	1.33
	7	1.14
	8	1.00

For each Fiscal Quarter end after December 30, 2012, EBITDA (other than that part thereof which is comprised of the Plan Sponsor Subordinated Indebtedness) and cash Taxes that are used in the calculation of the Fixed Charge Coverage Ratio and cash Interest Expense that is used in a calculation of Fixed Charges shall be multiplied by each respective successive tier level below the original tier level selected by the Company pursuant to the preceding sentence until tier level 8 is reached, at which time the Fixed Charge Coverage Ratio shall be calculated as provided in the definition thereof and without giving effect to any of the multipliers set forth above. By way of example only, if for the Fiscal Quarter ending December 30, 2012 the Company selects tier level 4, EBITDA, Taxes and Interest Expense for the four Fiscal Quarter period ending December 30, 2012 shall be multiplied by 2; for the Fiscal Quarter ending March 31, 2013, EBITDA, Taxes and Interest Expense for the five Fiscal Quarter period ending March 31, 2013 shall be multiplied by 1.60; for the Fiscal Quarter ending June 30, 2013, EBITDA, Taxes and Interest Expense for the six Fiscal Quarter period ending June 30, 2013 shall be multiplied by 1.33; for the Fiscal Quarter ending September 29, 2013, EBITDA, Taxes and Interest Expense for the seven Fiscal Quarter period ending September 29, 2013 shall be multiplied by 1.14; and thereafter the Fixed Charge Coverage Ratio shall be calculated as provided in the definition thereof and without giving effect to any multiplier.”
SECTION 2.5    Amendments to Section 11.08(c). Section 11.08(c) of the Existing Credit Agreement is amended and restated in the entirety as follows:
“(c) EBITDA that is used in the calculation of the Senior Leverage Ratio for the Fiscal Quarter ending December 31, 2012 shall be calculated based upon the same tier level selected by the Company pursuant to Section 11.08(a), provided that if the Company selects pursuant to Section 11.08(a) a tier level of 4 or higher the Senior Leverage Ratio shall be calculated as provided in the definition thereof and without giving effect to any multiplier.

Tier Level	Number of Fiscal Quarters of EBITDA Ending on December 30, 2012	Multiplier
	1	4.00
	2	2.00
	3	1.33
	4	1.00

Subject to the proviso contained in the preceding sentence, for each Fiscal Quarter ending after December 30, 2012 EBITDA that is used in the calculation of the Senior Leverage Ratio shall be multiplied by each respective successive tier level below the original applicable tier level until tier level 4 is reached, at which time the Senior Leverage Ratio shall be calculated as provided in the definition thereof and without giving effect to any of the multipliers set forth above. By way of example only, if for the Fiscal Quarter ending December 30, 2012 the Company selects pursuant to Section 11.08(a) tier level 2, EBITDA for the two Fiscal Quarter period ending December 30, 2012 shall be multiplied by 2; for the Fiscal Quarter ending March 31, 2013, EBITDA for the three Fiscal Quarter period ending March 31, 2013 shall be multiplied by 1.33; and thereafter the Senior Leverage Ratio shall be calculated as provided in the definition thereof and without giving effect to any multiplier.”
SECTION 2.6    Amendments to Section 11.09. Section 11.09 of the Existing Credit Agreement is amended and restated in the entirety as follows:
“SECTION 11.09. Supplemental June 2011 Plan Sponsor Subordinated Indebtedness. If, beginning on the Plan Sponsor Supplemental Funding Time and ending on September 23, 2012 Availability is at any time less than $200,000,000, the Plan Sponsor agrees to loan to the Company $50,000,000, on substantially the same terms as the June 2011 Plan Sponsor Subordinated Indebtedness, promptly and in any event not later than seven Business Days thereafter (the 'Supplemental June 2011 Plan Sponsor Subordinated Indebtedness'); provided, that any differences between the terms and conditions of the June 2011 Plan Sponsor Subordinated Indebtedness and the terms and conditions of the Supplemental June 2011 Plan Sponsor Subordinated Indebtedness shall be reasonably satisfactory to the Administrative Agent and Rabobank.”
SECTION 2.7    New Section 5.14. A new Section 5.14 is added to the Existing Credit Agreement as follows:
(a)The Company may, on or prior to the Plan Sponsor Supplemental Funding Time, issue Equity Interests in the form of common equity or receive equity contributions that result in the Company receiving from the foregoing cash in an aggregate gross amount equal to or greater than $175,000,000, it being agreed that the failure of the Company to take any action pursuant to this Section 5.14(a) shall not result in any Default or Event of Default.
(b)Concurrently with the Company receiving, on or prior to the Plan Sponsor Supplemental Funding Time as provided in Section 5.14(a), an aggregate gross amount of $175,000,000 or more from the issuance of Equity Interests in the form of common equity or the receipt of equity contributions, this Agreement shall, automatically and without the requirement of notice to or action by any Person, be amended as follows:
(i)Paragraph (c) of the definition “Prepayment Event” will be amended and restated in the entirety as follows:
“(c)    the issuance of any Equity Interests of, or contributions to, the Company, other than any of the foregoing (1) that is made pursuant to Section 5.14(a) or (2) if the Net Proceeds therefrom are (A) used to finance a Permitted Acquisition, (B) used to make Capital Expenditures in accordance with Section 6.12 or (C) received by the Company in connection with issuances to directors, officers, employees or members of management of the Company or any Subsidiary (or the estates, employees or members of management of the Company or any Subsidiary (or the estates, heirs, family members, spouses or former spouses of any of the foregoing) pursuant to any employee benefit plan or employment agreement, or for other compensatory reasons; provided that the receipt of amounts from transactions described in this clause (C) shall constitute a Prepayment Event to the extent such amounts exceed $10,000,000 in any Fiscal Year (provided that any amount by which such amounts received by the Company are less than $10,000,000 in any Fiscal Year may be carried over to the next following Fiscal Year; and provided, further, that the aggregate amount permitted to be excluded as a Prepayment Event pursuant to this clause (C), after giving effect to any such amount carried over, shall not exceed $20,000,000 in any Fiscal Year); or”;
(ii)The definition “Supplemental June 2011 Plan Sponsor Subordinated Indebtedness” will be deleted in the entirety.
(iii)the definition “Shareholders' Equity” will be amended and restated in the entirety as follows:

“'Shareholders' Equity' means, as of any date of determination, consolidated shareholders' equity of the Company as of such date; provided, that losses in an amount not to exceed $25,000,000 in any Fiscal Year for non-cash losses related to non-recurring items shall be excluded from the calculation of shareholders' equity of the Company.”;
(iv)Section 6.13(b) will be amended and restated in the entirety as follows:
“(b)    Senior Leverage Ratio. The Borrowers will not permit the Senior Leverage Ratio, determined for any period of four consecutive Fiscal Quarters ending on the last day of each Fiscal Quarter, to be greater than 4.00:1.00 for the periods (i) from Amendment No. 1 Effective Date until and including March 27, 2011 and (ii) from September 24, 2012 and thereafter.”;
(v)Section 6.13(c) will be amended and restated in the entirety as follows:
“(c)    Minimum Consolidated Tangible Net Worth. The Borrowers will not permit Consolidated Tangible Net Worth, as of the last day of any Fiscal Quarter, to be less than the sum of (i) $450,000,000 plus (ii) 50% of the cumulative Net Income (excluding any losses) of the Company and the Subsidiaries from the Amendment No. 4 Effective Date through such date of calculation”;
(vi)Subsections 6.01(x)(II) and (III) of the Existing Credit Agreement will be amended and restated as follows:
“(II) in connection with incurrence by the Loan Parties of the June 2011 Plan Sponsor Subordinated Indebtedness the Loan Parties shall not be required to comply with the requirements of sub-clause (B)(2) of this paragraph; and (III) notwithstanding the requirements of sub-clause (A)(x) of this paragraph, the Loan Parties shall be permitted to make cash principal and interest payments on the June 2011 Plan Sponsor Subordinated Indebtedness if, at any date of determination, no Default or Event of Default has occurred and is continuing immediately before or after giving effect to any such payment; and”
(vii) Section 11.09 of the Existing Credit Agreement will be deleted in the entirety.
; and the Company shall have paid, in immediately available funds, an amendment fee to each Lender that has executed and delivered a counterpart of this Agreement to the Administrative Agent on or prior to the Plan Sponsor Supplemental Funding Time equal to .050% of its Revolving Commitment, if it is a Revolving Lender, and .050% of the aggregate outstanding principal amount of its Term B Loans, if it is a Term B Lender; provided that no such amendment fee shall be paid if the aggregate gross cash amount received by the Company pursuant to Section 5.14(a) is equal to or greater than $200,000,000.
ARTICLE III
REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to make the amendments provided for in Article II, each Borrower hereby (a) represents and warrants that (i) each of the representations and warranties of the Loan Parties contained in the Existing Credit Agreement and in the other Loan Documents is true and correct in all material respects on and as of the date hereof, except that such representations and warranties (A) that relate solely to an earlier date shall be true and correct in all material respects as of such earlier date and (B) shall be true and correct in all respects to the extent they are qualified by a materiality standard and (ii) no Default or Event of Default has occurred and is continuing; and (b) agrees that the incorrectness in any respect of any representation and warranty contained in the preceding clause (a) shall constitute an immediate Event of Default. Without limiting the foregoing, each Borrower hereby (x) ratifies and confirms all of the terms, covenants and conditions set forth in the Loan Documents and hereby agrees that it remains unconditionally liable to the Administrative Agent and the Lenders in accordance with the respective terms, covenants and conditions set forth in the Loan Documents, and all the Collateral thereto in favor of the Administrative Agent (for the benefit of the Lender Parties) continues unimpaired and in full force and effect, and (y) waives all defenses, claims, counterclaims, rights of recoupment or set-off against any of its Obligations.
ARTICLE IV
ACKNOWLEDGMENT OF SUBSIDIARIES
By executing this Agreement, each Subsidiary of the Company that is a party hereto hereby confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date each reference therein to the Credit Agreement shall refer to the Existing Credit Agreement after giving effect to this Agreement. Without limiting the foregoing, each such Subsidiary waives all defenses, claims, counterclaims, rights of recoupment or set-off with respect to any of such Subsidiary's Obligations.
ARTICLE V
CONDITIONS TO EFFECTIVENESS; EXPIRATION

SECTION 5.1     Effective Date. This Agreement shall become effective on such date (the “Effective Date”) when the conditions set forth in this Section have been satisfied.
SECTION 5.1.1     Execution of Agreement. The Administrative Agent shall have received counterparts of this Agreement duly executed and delivered on behalf of the Borrowers, each of the Subsidiaries of the Company parties to the Existing Credit Agreement, the Administrative Agent, Rabobank and the Required Lenders.
SECTION 5.1.2    Representations and Warranties. The representations and warranties made by the Borrowers pursuant to Article III as of the Effective Date shall be true and correct.
SECTION 5.1.3    Fee Letter. The Borrowers, the Administrative Agent and Rabobank shall have entered into a fee letter evidencing the fees to be paid in connection with this Agreement.
SECTION 5.1.4    Plan Sponsor Intercreditor Agreement. The Plan Sponsor Intercreditor Agreement shall have been amended on terms in form and substance satisfactory to the Administrative Agent.
SECTION 5.1.5    Subordinated Loan Agreement. The Subordinated Loan Agreement, dated as of June 22, 2011, between the Company and the Plan Sponsor shall have been amended on terms in form and substance satisfactory to the Administrative Agent.
SECTION 5.2    Expiration. If the Effective Date has not occurred on or prior to 10:00 a.m. (New York, New York time) on December 16, 2011, the agreements of the parties contained in this Agreement shall terminate immediately on such date and without further action.
ARTICLE VI
MISCELLANEOUS

SECTION 6.1    Cross-References. References in this Agreement to any Article or Section are, unless otherwise specified, to such Article or Section of this Agreement.
SECTION 6.2    Loan Document Pursuant to Amended Credit Agreement. This Agreement is a Loan Document executed pursuant to the Amended Credit Agreement. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions contained in the Existing Credit Agreement and each other Loan Document shall remain unamended or otherwise unmodified and in full force and effect.
SECTION 6.3     Limitation of Amendments. The amendments set forth in Article II shall be limited precisely as provided for herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Existing Credit Agreement or of any term or provision of any other Loan Document or of any transaction or further or future action on the part of any Borrower or any other Loan Party which would require the consent of any of the Lenders under the Existing Credit Agreement or any other Loan Document.
SECTION 6.4    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
SECTION 6.5    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
SECTION 6.6    Further Assurances. The Borrowers shall execute and deliver, and shall cause each other Loan Party to execute and deliver, from time to time in favor of the Administrative Agent and the Lenders, such documents, agreements, certificates and other instruments as shall be necessary or advisable to effect the purposes of this Agreement.
SECTION 6.7    Costs and Expenses. The Borrowers agree to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, including the reasonable and documented out-of-pocket fees, charges and disbursements of legal counsel for the Administrative Agent, that are incurred in connection with the execution and delivery of this Agreement and the other agreements and documents entered into in connection herewith.
SECTION 6.8    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.
SECTION 6.9     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 6.10    Entire Agreement. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers hereunto duly authorized as of the day and year first above written.
BORROWERS:

PILGRIM'S PRIDE CORPORATION

By	/s/ William W. Lovette
Name: William W. Lovette
Title: President and Chief Executive Officer
TO-RICOS, LTD.

By	/s/ William W. Lovette
Name: William W. Lovette
Title: President and Chief Executive Officer

TO-RICOS DISTRIBUTION, LTD.

By	/s/ William W. Lovette
Name: William W. Lovette
Title: President and Chief Executive Officer

OTHER LOAN PARTIES:

PILGRIM'S PRIDE CORPORATION OF WEST VIRGINIA, INC.

By	/s/ William W. Lovette
Name: William W. Lovette
Title: President and Chief Executive Officer

ADMINISTRATIVE AGENT:
COBANK, ACB,
as Administrative Agent

By	/s/ James Matzat
Name: James Matzat
Title: Vice President

LENDERS:
COBANK, ACB,
as Lender and as Swingline Lender

By	/s/ James Matzat
Name: James Matzat
Title: Vice President

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL”, NEW YORK BRANCH,
as Lender

By	/s/ Michalene Donegan
Name: Michalene Donegan
Title: Executive Director

By	/s/ Brett Delfino
Name: Brett Delfino
Title: Executive Director

BANK OF MONTREAL,
as Lender

By	/s/ Guadalupe B. Marquez
Name: Guadalupe B. Marquez
Title: Vice President

BARCLAYS BANK PLC,
as Lender

By	/s/ Nicole Conjares
Name: Nicole Conjares
Title: Assistant Vice President

MORGAN STANLEY SENIOR FUNDING, INC., as Lender

By	/s/ Susan E. Saxe
Name: Susan E. Saxe
Title: Authorized Signatory

AGRILAND, FARM CREDIT SERVICES ACA, as Lender

By	/s/ John T. Holland
Name: John T. Holland
Title: CCO

ING CAPITAL LLC,
as Lender

By	/s/ Daniel W. Lamprecht
Name: Daniel W. Lamprecht
Title: Managing Director

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK,
as Lender

WESTERN NATIONAL LIFE INSURANCE COMPANY, as Lender

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, as Lender

AMERICAN GENERAL LIFE INSURANCE COMPANY, as Lender

By:	AIG Asset Management (U.S.), LLC,
as investment adviser

By	/s/ William H. Hasson
Name: William H. Hasson
Title: Managing Director

METROPOLITAN LIFE INSURANCE COMPANY, as Lender

By	/s/ Kevin J. Harshberger
Name: Kevin J. Harshberger
Title: Director

JOHN HANCOCK LIFE & HEALTH INSURANCE COMPANY, as Lender

By	/s/ Dwayne Bertrand
Name: Dwayne Bertrand
Title: Managing Director

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY, as Lender

By	/s/ Dwayne Bertrand
Name: Dwayne Bertrand
Title: Managing Director

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.), as successor by merger to John Hancock Life Insurance Company and to John Hancock Variable Life Insurance Company, as Lender

By	/s/ Dwayne Bertrand
Name: Dwayne Bertrand
Title: Managing Director

TRANSAMERICA LIFE INSURANCE COMPANY, as Lender

By	/s/ Stephen Noonan
Name: Stephen Noonan
Title:

BANK OF AMERICA, N.A., as Lender

By	/s/ Kory Clark
Name: Kory Clark
Title: Senior Vice President

THE BANK OF NOVA SCOTIA, as Lender

By	/s/ K. Snyder
Name: K. Snyder
Title: Director and Execution Head

BLACK DIAMOND CLO 2005-2 LTD.
By: Black Diamond CLO 2005-2 Adviser, L.L.C.
As its Collateral Manager

By	/s/ Stephen H. Deckoff
Name: Stephen H. Deckoff
Title: Managing Principal

BLACK DIAMOND CLO 2005-1 LTD.
By: Black Diamond CLO 2005-1 Adviser, L.L.C.
As its Collateral Manager, as Lender

By	/s/ Stephen H. Deckoff
Name: Stephen H. Deckoff
Title: Managing Principal

BLACK DIAMOND CLO 2006-1 (CAYMAN) LTD.
By: Black Diamond CLO 2006-1 Adviser, L.L.C.
As its Collateral Manager, as Lender

By	/s/ Stephen H. Deckoff
Name: Stephen H. Deckoff
Title: Managing Principal

FARM CREDIT EAST, ACA formerly known as
FIRST PIONEER FARM CREDIT, ACA, as Lender

By	/s/ Thomas W. Cosgrove
Name: Thomas W. Cosgrove
Title: Vice President